UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     December 20, 2006
TriPath Imaging, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22885	56-1995728
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

780 Plantation Drive Burlington, North Carolina (Address of principal executive offices)	27215 (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01     Changes in Control of Registrant.
On December 20, 2006, Becton, Dickinson and Company (“BD”), Timpani Acquisition Corp., a wholly-owned subsidiary of BD (“Merger Sub”) and TriPath Imaging, Inc. (“TriPath Imaging”) completed the previously announced merger of Merger Sub with and into TriPath Imaging pursuant to the Agreement and Plan of Merger, dated as of September 8, 2006 (the “Merger Agreement”), by and among BD, Merger Sub and TriPath Imaging. As a result of the merger, BD acquired the remaining shares of TriPath Imaging that it did not already own and TriPath Imaging became a wholly-owned subsidiary of BD. Each issued and outstanding share of TriPath Imaging’s common stock, par value $0.01 per share, not already owned by BD was cancelled in exchange for the right to receive $9.25 in cash, without interest.
TriPath Imaging’s common stock ceased trading on The Nasdaq Global Market at the close of business on December 20, 2006. In connection with the merger, TriPath Imaging filed a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 on December 20, 2006 to terminate the registration of TriPath Imaging’s common stock.
The information set forth in Item 1.01 to TriPath Imaging’s current report on Form 8-K filed on September 8, 2006 and a copy of the Merger Agreement, which was attached as Exhibit 2.1 thereto, are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated by such document is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.

	By:	/s/ Gary M. DeFazio

Gary M. DeFazio Assistant Secretary

Date: December 21, 2006

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